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NEWS RELEASE


                                               For further information, contact:
                                               Thomas E. Prince
                                               Chief Financial Officer
                                               (949)509-4440



                  DOWNEY FINANCIAL CORP. ANNOUNCES NEW DIRECTOR

     Newport Beach, California - December 17, 1998 - Maurice L. McAlister, Chairman of the Board of Downey Financial Corp. (NYSE/PCX: DSL), announced today that Daniel D. Rosenthal has been elected a director of the boards of both Downey Financial Corp. and Downey Savings and Loan Association, F. A. This follows the appointment of Mr. Rosenthal as President and Chief Executive Officer of both companies a month ago.

     Downey Financial Corp., with assets of $6 billion has 91 branches located throughout California.